EXHIBIT 99.1

Signature Group Holdings Announces Closing of Common Stock Offering

SHERMAN OAKS, Calif. December 22, 2014 /PRNewswire/ -- Signature Group Holdings, Inc. ("Signature" or the "Company")(OTCQX: SGGH) announced today the closing of its previously announced underwritten public offering of 4,384,615 shares of its common stock at $6.50 per share on December 19, 2014. Before our offering expenses, we received approximately $27.1 million in proceeds net of estimated underwriting discounts and commissions.

We intend to use the net proceeds from this offering for general corporate purposes, including to pay a portion of the purchase price of the pending acquisition by our indirect wholly owned subsidiary, Real Alloy Holding, Inc., of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business of Aleris Corporation (“GRSA”).  The offering was not conditioned upon the completion of such acquisition.

Signature Chairman and CEO, Craig T. Bouchard stated: "Today, we welcome a cadre of significant value investors and recognize the fine work of B. Riley & Co. for its exceptional underwriting and distribution. This primary offering is a critical step in completing our acquisition of GRSA, soon to be renamed Real Alloy, Inc.  Completing this transformative acquisition will increase Signature’s revenue from roughly $40 million to approximately $1.5 billion annually, with a significantly positive free cash flow."

B. Riley & Co. acted as the sole bookrunning manager for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company's and GRSA's businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will," and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company's and GRSA's expansion and business strategies; the Company's ability to satisfy the conditions to the GRSA Acquisition and the related financings, and to ultimately consummate the GRSA Acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company's ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; the Company's ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K and in the prospectus supplement and accompanying prospectus for the completed offering.

Contact:

Jeff Crusinberry, SVP and Treasurer

investor.relations@signaturegroupholdings.com

805-435-1255